SUB-ITEM 77C

Submission of matters to a vote of security matters is incorporated by reference to Forms Type N-30D, each filed by Registrant on March 8, 2002 (Accession Nos. 0000912057-02-009227, 0000912057-02-009208 and 0000950136-02-000645).